Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-206534) of Rocky Mountain Chocolate Factory, Inc. of our report dated August 24, 2015, appearing in this Annual Report on Form 11-K of Rocky Mountain Chocolate Factory, Inc. 401(k) Plan for the year ended February 28, 2015.

/s/ ESK&H LLLP

EKS&H LLLP

August 24, 2015

Denver, Colorado